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                                                                   Exhibit 10.18

                       RETIREMENT AND EMPLOYMENT AGREEMENT


                  This AGREEMENT (the "AGREEMENT") is made as of the 7th day of December, 2000 by and among MPOWER COMMUNICATIONS CORP., a Nevada corporation (the "COMPANY") and Kent F. Heyman ("EXECUTIVE"). Capitalized terms that are not otherwise defined within the text of this Agreement are defined in Section 6 hereof.

                  WHEREAS, Executive has retired effective December 31, 2000, as the Senior Vice President & General Counsel of the Company; and

                  WHEREAS, the Company has determined that it is in its best interests that Executive's employment with the Company continue and Executive desires to continue his employment with the Company subsequent to his retirement and that this Agreement supercedes any and all prior written or oral agreements and understandings with the Company.

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

                  1. EMPLOYMENT TERM. The Executive began employment with the Company on June 1, 1996 and retired effective December 31, 2000. Subject to earlier termination in accordance with the provisions of this Agreement, the Agreement shall become effective as of the date hereof and the new term of Executive's employment with the Company pursuant to this Agreement (the "TERM") shall begin on January 1, 2001 and continue until December 31, 2001.

                  2. DUTIES. Effective January 1, 2001, Executive shall serve the Company in such capacity as determined by the Chief Executive Officer (the "CEO") of the Company and, as needed, shall perform such duties as the CEO or such other persons as appointed by the CEO, may designate. Such duties shall be the same as or similar to those performed by Executive prior to the date hereof. Executive agrees that during the Term, Executive at the sole discretion of the CEO may be required to spend up to 30% of his work day performing services for the Company and shall not work as an employee, agent or representative for any other person, firm or entity where such activity would violate Article 5 of this Agreement. Effective January 1, 2001, the Executive's primary work location shall be his choosing but he may be required to travel when necessary to perform his services for the Company.

                  3. COMPENSATION AND BENEFITS.

                  3.01 FIXED SALARY. During the Term, as compensation for Executive's services, the Company shall pay Executive a salary at the rate of $180,000 per annum until December 31, 2000; the additional sum of $94,500 on January 1, 2001 as retirement severance (the "Severance"); and a salary totaling $40,500 for the period January 1, 2001 through December 31, 2001 (the "FIXED SALARY"). The Fixed Salary shall be paid as follows: $3,375 per month through December 31, 2001. The Severance and Fixed Salary payments shall be made less appropriate payroll deductions as required by law.


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                  3.02 ANNUAL BONUS. During the Term, Executive shall be
eligible to receive his annual bonus for 2000, with the amount determined by the Company in accordance with its customary procedures and standards applicable to the 2000 bonus for other Senior Vice Presidents. The Executive waives his right to any bonus for 2001.

                  3.03 INITIAL STOCK OPTION AWARDS. The Executive has received one or more awards of options (the "INITIAL AWARD") to purchase shares of the Company's common stock at exercise prices set forth in one or more of various stock option agreements. A summary of the Executive's existing options are attached as Appendix A hereto. The Executive's Initial Award will remain subject to the terms and conditions of the applicable stock option agreements. More specifically, the Executive's options shall continue to vest until the Termination Date, and the Executive shall have the right to exercise his vested options at any time prior to the Termination Date and for a period of thirty
(30) days thereafter. Any options that have not vested as of the Termination Date shall be forfeited. Notwithstanding the foregoing, in the event the Executive is terminated without Cause, his options shall continue to vest through December 31, 2001, and his right to exercise all vested options shall continue through January 31, 2002. All the Executive's options shall fully vest in the event of a change of control of the Company prior to the Termination Date, or prior to December 31, 2001 in the event the Executive has been terminated without Cause. The term "CHANGE OF CONTROL" shall be defined by the definition in the Company's current Stock Option Plan.

                  3.04 EXPENSES. Through the Termination Date, the Company shall pay or reimburse Executive for all reasonable business expenses incurred in the performance of Executive's duties and which are consistent with the Company's policies, practices and procedures, upon submission of appropriate vouchers and other supporting data.

                  3.05 BENEFITS. Through the Termination Date, and through September 15, 2001 if the Executive is terminated without cause, Executive and his eligible dependents shall be entitled to participate in all general pension, profit-sharing, life, medical, disability and other insurance and benefit plans in effect for similarly situated executives of the Company. As of December 7, 2000, all vacation accruals shall cease, any unused vacation balance will be paid out in accordance with the company's policy on December 31, 2000.

         3.06 LOANS. Upon the satisfactory completion by the Executive of his obligations under this Agreement, and in particular, but not limited to, him obligations to perform services until September 15, 2001 and his further obligations pursuant to Section 5, the Company shall (i) waive the Company's right, if any, to repurchase any shares of the Company's stock from the Executive, and (ii) permit the outstanding loans of the Executive to be repaid in thirty-six (36) equal monthly installments of principal and interest (at the rate of six percent (6%) per annum, compounded quarterly), with such payments to commence of the Termination Date. In the event of a breach of any of the terms and conditions of this Agreement, or the Executive's resignation prior to September 15, 2001 or termination for Cause by the Company, all balances on loans made by the Company to the Executive shall be immediately due and payable, and the Company shall be entitled to exercise its rights then existing with respect to the repurchase of the Company's shares. The Executive's termination without Cause or Executive's resignation subsequent to September 15, 2001, shall not be deemed a breach of this Agreement nor evidence


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of the Executive's failure to perform services until September 15, 2001 or satisfactorily complete his obligations hereunder.

                  4. TERMINATION OF EMPLOYMENT. Subject to the terms of this
Section 4, the Company may terminate Executive's employment under this Agreement at any time and for any reason.

                  4.01 TERMINATION OR RESIGNATION BY EXECUTIVE. In the event that, during the Term, Executive's employment is terminated by the Company for any reason or Executive resigns from his employment hereunder for any reason, Executive shall receive the following: (i) accrued and unpaid Fixed Salary and reimbursement for any outstanding business expenses through the Termination Date; (ii) the Severance payment referred to in section 3.01; and (iii) such other accrued compensation and benefits (including post-retirement benefits) as may be due through the Termination Date under the terms of the compensation and benefit plans in which Executive participates. In addition, in the event that the Executive resigns or is terminated by the Company for other than Cause, Executive shall receive a severance payment ("the SEVERANCE BENEFITS") of a lump sum equal to any unpaid Fixed Salary due the Executive through December 31, 2001, provided, however, that Executive's right to receive any Severance Benefits hereunder shall be contingent upon execution by him of a Waiver and Release of Claims in favor of the Company and its affiliates substantially in the form set forth in Appendix B hereto, his continued availability up to thirty percent (30%) of his workday to assist in the transition of his work and him compliance with the obligations set forth in Section 5 of this Agreement.

                  4.02 TERMINATION DUE TO DEATH OR DISABILITY. In the event of Executive's death or Disability, Executive's Fixed Salary shall continue to be paid until the end of the Term to Executive or his estate, as the case may be. Neither the Executive, nor his estate, as the case may be, shall be entitled to continue to receive any benefits other than the Fixed Salary, proceeds from insurance per the terms of any applicable policy and reimbursement of expenses, and all further vesting of options shall cease.

                  4.03 NO OTHER PAYMENTS OR BENEFITS. As of the Termination Date, other than the payments and benefits expressly provided for or referred to in this Section 4, all obligations of the Company to Executive, other than as required by law or provided under any applicable employee benefit plan of the Company, shall cease.

                  4.04 NOTICE OF TERMINATION. Any termination of Executive's employment by the Company or by Executive during the Term shall be communicated by a Notice of Termination to the other party hereto. The Notice of Termination shall, if applicable, indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

                  4.05 BREACH OF RESTRICTIVE COVENANTS. If, at any time Executive breaches any of the provisions of Sections 5.01, 5.02, 5.03 and/or
5.05 below, he shall not be eligible, as of the date of such breach, for any Severance Benefits described in this Section 4 and all obligations of the Company to pay any such Severance Benefits hereunder shall thereupon cease.


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                  5. RESTRICTIVE COVENANTS.

                  5.01 CONFIDENTIALITY; NONDISCLOSURE. Executive understands and acknowledges that in the course of Executive's employment, Executive has had and will continue to have access to and will learn information proprietary to the Company and its affiliates (the "COMPANY ") that concerns the technological innovations, operation and methodology of the Company , including, without limitation, business plans, financial information, protocols, proposals, manuals, procedures and guidelines, computer source codes, programs, software, know-how and specifications, copyrights, trade secrets, market information, Developments (as hereinafter defined), data and customer information (collectively, "PROPRIETARY INFORMATION"). "DEVELOPMENTS" shall mean all data, discoveries, findings, reports, designs, inventions, improvements, methods, practices, techniques, developments, programs, concepts and ideas, whether or not patentable, relating to the present or planned activities, or the products and services of the Company . Executive agrees that during the period beginning on the date of his hiring and continuing in perpetuity thereafter, Executive shall keep confidential and shall not disclose any such Proprietary Information to any third party, except as required to fulfill Executive's duties in connection with employment by the Company, and shall not misuse, misappropriate or exploit such Proprietary Information in any way. The restrictions contained herein shall not apply to any information which Executive can demonstrate (i) was already available to the public at the time of disclosure, or subsequently became available to the public, otherwise than by breach of this Agreement or
(ii) was the subject of a court order to disclose. Upon any termination of Executive's employment, Executive will immediately return to the Company all Proprietary Information and copies thereof in Executive's possession.

                  5.02 NO COMPETING EMPLOYMENT. Prior to the Termination Date, Executive hereby acknowledges that in the course of Executive's employment with the Company, Executive has become familiar, and will become familiar, with the trade secrets of the Company and with other confidential information concerning the Company , and that Executive's services have been and will be of special, unique and extraordinary value to the Company. Therefore, Executive hereby agrees that until the Termination Date, Executive shall not, unless Executive receives the prior written consent of the Board of Directors of the Company (the "BOARD"), directly or indirectly, knowingly own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected, an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that competes with the business of the Company as such businesses exist or are in the process of being formed or acquired as of the Termination Date, within any geographical area in which the Company is engaged, services customers, or was actively planning to engage during the Term or as of the Termination Date; PROVIDED, HOWEVER, that this Section 5.02 shall not proscribe Executive's ownership, either directly or indirectly, of less than one percent of any class of securities which are listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. For purposes of this Agreement, an individual or entity shall be deemed to compete with the Company if, at the time the Executive provides services to such individual or entity, said individual or entity offers for sale any of the services or products (i) then being offered for sale by the Company, or (ii) which the Company has then existing plans to offer within the next six months. A competing entity shall include, but not be limited to, RBOCs, ILECs and CLECs.


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                  5.03 RESTRICTIONS ON SOLICITATION. During the Restricted
Period and except as required pursuant to Executive's duties to the Company in connection with the employment relationship, Executive will not, directly or indirectly: (i) solicit or contact any customer of the Company (or any other entity that Executive knows is a potential customer with respect to specific products of the Company and with which Executive have had contact during the period of Executive's employment with the Company) for any commercial pursuit that to Executive's knowledge is in competition with the Company , or that to Executive's knowledge is contemplated from time to time during the period of Executive's employment with the Company by Company 's business plan; (ii) take away or interfere or attempt to interfere with any custom, trade, business, patronage or other business relation of the Company , or induce, or attempt to induce, any employees, agents or consultants of or to the Company to do anything from which Executive is restricted by reason of this Section 5; or (iii) induce or aid others to induce employees, agents or consultants of the Company to terminate their employment with the Company , or interfere or attempt to interfere with any employees, agents or consultants of the Company .

                  5.04 EXTENSION OF RESTRICTED PERIOD. The Restricted Period shall be extended by the length of any period during which Executive is in breach of any of the terms of Section 5 hereof.

                  5.05 ASSIGNMENT OF DEVELOPMENTS. During the Term, all Developments that are at any time made, conceived or suggested by Executive, whether acting alone or in conjunction with others, shall be the sole and absolute property of the Company, free of any reserved or other rights of any kind on Executive's part. During the Term, if such Developments were made, conceived or suggested by Executive during or as a result of Executive's employment relationship with the Company , thereafter, Executive shall promptly make full disclosure of any such Developments to the Company and, at the Company's cost and expense, do all acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Company to be necessary or desirable at any time in order to effect the full assignment to the Company, or of Executive's right and title, if any, to such Developments. Executive acknowledges and agrees that any invention, concept, design or discovery that concretely relates to or is associated with Executive's work for the Company that is described in a patent application or is disclosed to a third party directly or indirectly by Executive during the Restricted Period shall be the property of and owned by the Company and such disclosure by patent application or otherwise shall constitute a breach of Section 5.01 above.

                  5.06 APPLICATION OF COVENANTS. The activities described in this Section 5 shall be prohibited regardless of whether undertaken by Executive in an individual or representative capacity, and regardless of whether performed for Executive's own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company).

                  5.07 INJUNCTIVE RELIEF. Without limiting the remedies available to the Company, Executive acknowledges that a breach of any of the covenants contained in this Section 5 may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and


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that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction restraining Executive from engaging in activities prohibited by this
Section 5 or such other relief as may be required to specifically enforce any of the covenants in this Section 5.

                  5.08 REASONABLENESS OF COVENANTS. If, at the time of enforcement of the covenants set forth in this Section 5, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

                  5.09 VIOLATION AND REMEDY. If the Company reasonably determines that Executive has breached any of the provisions of this Section 5, in addition to any other remedies available to the Company in law or equity, the Company shall be entitled to immediately suspend as of the date of such breach the provision to Executive of any payments or benefits under this Agreement, including without limitation, the Severance Benefit outlined in Section 4 of this Agreement, and any Severance Benefits already paid shall be immediately returned to the Company.

                  6. DEFINITIONS.

                  "CAUSE" shall mean a termination of Executive's employment which is a result of any of the following: (A) his continued failure or refusal to perform the duties of his employment pursuant to this Agreement; (B) his breach of Article 5 of this Agreement; (C) his willful and material violation of any federal or state law or regulation applicable to the business of the Company, (D) his plea of no contest to or conviction of a felony involving moral turpitude, (E) his perpetration of a common law fraud; or (F) any other willful misconduct by Executive which is materially injurious to the Company.

                   "DISABILITY" shall mean Executive's incapacity due to physical or mental illness which causes such Participant to be absent from the full-time performance of Executive's duties with the Company for one-hundred and twenty days during any twelve month period.

                  "NOTICE OF TERMINATION" shall mean the notice provided in the event of any termination of Executive's employment by the Company or resignation by Executive's during the Term which shall be communicated to the other party hereto.

                  "RESTRICTED PERIOD" shall mean: (i) the period during which Executive is employed with the Company; and (ii) following a termination of Executive's employment with the Company for any reason, the period beginning on the Termination Date and ending on the later of (A) the last day of the Term and
(B) the first anniversary of the Termination Date.

                  "TERMINATION DATE" shall be determined as follows: (i) if Executive's employment is terminated for Disability, sixty days after a Notice of Termination is given (provided that Executive shall not have returned to the full-time performance of Executive's duties during such sixty-day period); (ii) if Executive's employment is terminated by the Company without Cause, the date specified in the Notice of Termination, which date shall be no earlier than 30 days after the date such notice is delivered to Executive, as the case may be (or if


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no date is specified in the Notice of Termination, sixty days after the Notice of Termination is received by the Company or delivered to Executive, as the case may be); (iii) if Executive's employment is terminated by the Company for Cause, the date specified in the Notice of Termination; (iv) in the event of Executive's resignation of employment, the Termination Date shall be the date set forth in the Notice of Termination, which date shall be no earlier than thirty days after the date such notice is received by the Company; (v) the Termination Date in the event of Executive's death shall be the date of Executive's death; or (vi) December 31, 2001 if not terminated sooner pursuant to this Agreement.

                  7. NOTICES. All notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or if mailed by registered or certified mail, return receipt requested, addressed to the Company and to Executive, at the address indicated below or to such other person or address as may be designated by like notice hereunder. Any such notice shall be deemed to have been given on the day delivered, if personally delivered, or on the third business day after the date of mailing, if mailed.

                  To the Company:

                           Mpower Communications Corp.
                           175 Sully's Trail, Suite 300
                           Pittsford, NY  14534

                           Attention:  Russell I. Zuckerman, Esq.

                  To Executive, at the address provided by him.

                  8. DISPUTE RESOLUTION PROCESS.

                  8.01 NEGOTIATION. (a) Executive and the Company shall attempt in good faith to resolve any controversy, claim or dispute of whatever nature arising in connection with the Agreement or the employment relationship generally, including but not limited to those arising out of or relating to performance, valuation, breach, termination, enforceability or validity thereof, whether such claim is based on rights, privileges or interests recognized by or based upon statute, contract, tort, common law or otherwise (a "DISPUTE"), promptly by negotiation between Executive and the Company or such person or group of persons as the Company may designate. For purposes of this Section 8 only, the term "COMPANY" shall be deemed to mean the Company or its designee(s).

                  (b) Executive must provide the Company with a written notice (a "DISPUTE NOTICE") of any Dispute which has not been resolved in the normal course of business. Within 15 business days after delivery of the Dispute Notice, the Company shall submit to Executive a written response (the "RESPONSE"). The Dispute Notice shall include a statement setting forth the position of Executive and a summary of arguments supporting such position. The Response shall include the Company's position with respect to the Dispute and a summary of the arguments supporting such position. Within 60 business days after delivery of the Dispute Notice, the Company, and Executive shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute.

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                  (c) If the Dispute has not been resolved within 90 business days after delivery of the Dispute Notice, or if Executive and the Company, or its designee, fail to meet within 60 business days after delivery of the Dispute Notice as provided above, either party may initiate mediation of the Dispute as hereinafter provided.

                  (d) All negotiations pursuant to this Section 8.01 shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

                  8.02 MEDIATION. (a) If the Dispute has not been resolved by negotiation as described above, Executive shall make a good faith attempt to settle the Dispute by mediation pursuant to the provisions of this Section 8.02 before resorting to arbitration pursuant to Section 8.03 hereof.

                  (b) Unless the parties to the Dispute agree otherwise, the mediation shall be conducted in accordance with the CPR Institute for Dispute Resolution Model Procedure for Mediation of Business Disputes then in effect by a mediator chosen in good faith by the Company.

                  (c) Unless the parties to the Dispute agree otherwise, the mediator shall be a neutral and impartial lawyer with excellent academic and professional credentials who has had both training and experience as a mediator of disputes.

                  (d) Executive may initiate mediation of the Dispute by giving the Company written notice (a "MEDIATION NOTICE"). Within 15 business days after the delivery of the Mediation Notice, the Company shall notify Executive of its choice of the mediator.

                  (e) Within 30 business days after the mediator has been selected as provided above, Executive and the Company and their respective attorneys shall meet with the mediator for one or more mediation sessions of at least four hours cumulatively. If the Dispute cannot be settled at such mediation sessions or at any mutually agreed continuation thereof, either party may give the other and the mediator a written notice declaring the mediation process at an end, in which event then the Dispute shall be resolved by arbitration as hereinafter provided.

                  (f) All conferences and discussions which occur in connection with the mediation conducted pursuant to the Plan shall be deemed settlement discussions, and nothing said or disclosed, nor any document produced, which is not otherwise independently admissible or discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

                  (g) The provisions of this Section 8.02 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to all costs and expenses, including reasonable attorneys' fees, to be paid by the party against whom enforcement is ordered.

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                  (h) Except as provided in Section 8.02(g) above, the costs of the mediation shall be paid by the Company.

                  8.03 ARBITRATION. (a) If the Dispute has not been resolved by negotiation as provided in Section 8.01 or mediation as provided in Section 8.02 then, the Dispute shall be determined by arbitration in Rochester, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect by a panel of three arbitrators who (A) have the qualifications and experience set forth in Section 8.03(b) and (B) are selected as provided in Section 8.03(c). Any issue as to whether or the extent to which the Dispute is subject to the arbitration and other dispute resolution provisions contained in this Agreement, including but not limited to issues relating to the validity or enforceability of these arbitration provisions, the applicability of any statute of limitations or other defense relating to the timeliness of the assertion of any claim or any other matter relating to the arbitrability of such claim, shall be decided by the arbitrators. The arbitrators shall base their award on the terms of the Agreement, and the arbitrators shall strictly follow the law and judicial precedents which a United States District Judge sitting in the Western District of the State of New York would apply in the event the Dispute were litigated in such court. The arbitrators shall render their decision in writing and, unless both parties agree otherwise, shall include an explanation of the reasons for the award, which explanation shall be limited to the extent necessary to support the award and need not attempt to cover all issues raised by the parties. The arbitration shall be governed by the substantive laws of New York State applicable to contracts made and to be performed therein, without regard to conflicts of law rules, and by the arbitration law chosen by the arbitrators, and the arbitrator shall have no power or authority to order or grant any remedy or relief that a court could not order or grant under applicable law. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.
                  (b) Every person named on all lists of potential arbitrators shall be neutral and impartial with excellent academic and professional credentials (A) with experience in the subject matter of the Dispute and (B) who has had both training and experience as an arbitrator and is generally available to serve as an arbitrator.

                  (c) The arbitrators shall be selected as provided in this
Section 8.03(c) and otherwise in accordance with the AAA's Commercial Arbitration Rules then in effect, except that each party shall be entitled to strike on a peremptory basis, for any reason or no reason, any or all of the names of potential arbitrators on any list submitted to the parties by the AAA as well as any person selected by the AAA to serve as an arbitrator by administrative appointment. In the event the parties cannot agree on the selection of the arbitrator, a neutral third-party who shall be mutually agreed upon by Executive and the Company shall nominate five persons who in his or her opinion, meet the criteria set forth in Section 8.03(b) which nominees may not include persons named on any list submitted by the AAA. Each party shall be entitled to strike one of such five nominees on a peremptory basis and any other nominees for cause within 10 business days after its receipt of such list of nominees indicating its order of preference with respect to the remaining nominees. If two of such nominees have been stricken by the parties, the unstricken nominees shall be the arbitrators. If less than two nominees are stricken by the parties, the Company shall choose the arbitral panel from among the remaining choices. This process shall be repeated until a panel of three arbitrators has been chosen.

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                  (d) The provisions of this Section 8.03 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to all costs and expenses, including reasonable attorneys' fees, to be paid by the party against whom enforcement is ordered.

                  (e) The costs and fees of the arbitration will be divided equitably by the arbitrator between the parties; PROVIDED, HOWEVER, that in the event that either party prevails over the other party in connection with an arbitration arising out of the breach of this Agreement, the non-prevailing party shall be liable for all reasonable attorney's fees and expenses incurred in connection with any action for damages or the enforcement of any provision of this Agreement brought by the other party.

                  9. MISCELLANEOUS.

                  9.01 NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Agreement nor any of the rights or benefits evidenced hereby shall confer upon Executive any right to continuance of employment by the Company or interfere in any way with the right of the Company to terminate Executive's employment, subject to the provisions of Section 4 above, for any reason, with or without Cause.

                  9.02 SOURCE OF PAYMENTS. All payments provided under this Agreement (other than payments made pursuant to a plan which provides otherwise or as otherwise expressly provided hereunder) shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. Executive will have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

                  9.03 EXECUTIVE'S REPRESENTATION. Executive hereby represent and warrant to the Company that the execution and delivery by Executive of this Agreement to the Company will not breach the terms of any contract, agreement or understanding to which Executive is party. Executive further acknowledges and agrees that a breach of this representation by Executive shall render this Agreement void ab initio and of no further force and effect.

                  9.04 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and, in the case of the Company, business successors (whether direct or indirect, by purchase, merger, consolidation or otherwise), but no other person shall acquire or have any rights under or by virtue of this Agreement, and the obligations of Executive under this Agreement may not be assigned or delegated.

                  9.05 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed,


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construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  9.06 WITHHOLDING. Amounts paid to Executive's hereunder shall be subject to all applicable federal, state and local tax withholdings.

                  9.07 TAX STATUS. The parties acknowledge that notwithstanding the terms of the Executive's share option agreements, the terms of this Agreement and the nature of the Executive's continuing obligations to the Company may cause all or a portion of the Executive's options to lose their status as qualified incentive stock options under the Internal Revenue Code, and all tax consequences of such modifications shall be the sole responsibility of the Executive and not of the Company.

                  9.08 HEADINGS. The headings contained in this Agreement are intended solely for convenience of reference and shall not affect the rights of the parties to this Agreement.

                  9.09 SURVIVAL. All of the provisions and restrictions set forth in Section 5 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Term.

                  9.10 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  9.11 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws and decisions of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws.

                  9.12 ENTIRE AGREEMENT; MODIFICATION; WAIVER; INTERPRETATION. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations and oral understandings, if any, including, without limitation, any prior agreements between Executive and Primary Network. Neither this Agreement nor any of its provisions may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No waiver of any such provision or any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provision, breach or default. All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.



         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                                     MPOWER COMMUNICATIONS CORP.

                                             By: _______________________________
                                                 Name:
                                                 Title:


                                                  ______________________________
                                                   Kent F. Heyman

                                   APPENDIX A

                                  KENT KEYMAN

                                EXISTING OPTIONS

GRANT          EXPIRATION          GRANT               OPTION       OPTIONS
DATE           DATE                TYPE                PRICE        OUTSTANDING

6/1/96         6/1/06              Incentive           $1.11        28,800
9/4/98         9/4/08              Non-Qualified       $5.33         1,800
9/4/98         9/4/08              Incentive           $5.33         7,200
9/14/00        9/14/10             Incentive           $8.70        40,812
9/14/00        9/14/10             Non-Qualified       $8.70        71,688

TOTAL OPTIONS OUTSTANDING                                          150,300

                                   APPENDIX B




Mpower Communications Corp.
175 Sully's Trail, Suite 300
Pittsford, NY 14534

                                     RELEASE


                  I, [NAME], am a party to an Employment Agreement ("AGREEMENT"), dated April 16, 2000, with Mpower Communications Corp, a Nevada corporation (the "COMPANY"). The Agreement contemplates that, on the Termination Date (as such term is defined in the Agreement), I will deliver a Release in the form set forth below, and I now desire to deliver such Release to the Company in the manner contemplated by the Agreement.

                  1. General Release. In consideration of the obligations and payments provided to me under Section 4 of the Agreement, I hereby release and forever discharge the Company and its employees, officers and directors from any and all claims, actions and causes of action (collectively, "CLAIMS"), including, without limitation, any Claims arising under any applicable federal, state or local law, or any law of any foreign jurisdiction, that I may have, or in the future may possess, arising out of (i) my employment relationship with and service as an employee, officer or director of any of the Company , and the termination of such relationship or service, or (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof. I further agree that the payments and benefits described in the Agreement are in full satisfaction of any and all claims for payments or benefits that I may have against the Company arising out of my employment relationship, my service as an employee, officer or director of the Company and the termination thereof.

                  2. Specific Release of ADEA Claims. In consideration of the payments and benefits provided to me under Section 4 of the Agreement, I hereby release and forever discharge the Company and its employees, officers and directors from any and all Claims that I may have as of the date of my signing of this Release arising under the FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, and the applicable rules and regulations promulgated thereunder ("ADEA").

                  3. Release of Unknown Claims. I understand that I am releasing Claims under Section 1 that I may not know about, and that is my intent. I expressly waive all rights that I might have under any law that is intended to prevent unknown Claims from being released and I understand the significance of doing so. In addition, I expressly acknowledge that the Release under Section 1 is intended to include and does include in its effect, without limitation, all Claims which I do not know or suspect to exist in my favor at the time of execution of this Release and that this Release expressly contemplates the extinguishment of all such Claims.

                  4. Representation. I hereby represent and agree that I have not filed, and will not file, any action, complaint, charge, grievance or arbitration against any of the Company or any of their respective employees, officers, directors or agents.

                  5. Acknowledgment. By signing this Release, I hereby acknowledge and confirm the following:

             (a) Consultation with an Attorney. I was advised in writing by the Company in connection with my resignation to consult with an attorney of my choice prior to signing the Agreement and this Release and to have such attorney explain to me the terms of the Agreement and this Release, including, without limitation, the terms relating to my release of claims arising under ADEA.

             (b) Understand this Agreement. I have read the Agreement and this Release carefully and completely and understand each of the terms thereof.

             (c) Twenty-One Days to Consider. I was given not less than twenty-one days to consider the terms of the Agreement and this Release and to consult with an attorney of my choosing with respect thereto, and that for a period of seven days following my signing of this Release, I have the option to revoke this Release in accordance with the terms set forth below.

             (d) Consideration. By signing this Release, I hereby acknowledge and confirm that I am providing the Release and discharge set forth herein only in exchange for consideration in addition to anything of value to which I am already entitled.

       6. Revocation. I have the right to revoke this Release during the seven-day period (the "REVOCATION PERIOD") commencing immediately following the date I sign and deliver this Release to the Company . The Revocation Period shall expire at 5:00 p.m., New York time, on the last day of the Revocation Period; PROVIDED, HOWEVER, that if such seventh day is not a business day, the Revocation Period shall extend to 5:00 p.m. on the next succeeding business day. In the event of any such revocation by me, the obligations of the Company to make the payments contemplated by Section 4 of the Agreement shall terminate and be of no further force and effect as of the date of such revocation. No such revocation by me shall be effective unless it is in writing and signed by me and received by a representative of the Company prior to the expiration of the Revocation Period.


       My signature below indicates my agreement with the terms and provisions described above.

       ____________________________                  [NAME]

                                                  ____________________________
                                                  Date